Exhibit 5

[ALSTON & BIRD LETTERHEAD]

Mirant Corporation

1155 Perimeter Center West

Suite 100

Atlanta, GA  30338

Re:	Registration Statement on Form S-8 - Mirant Corporation 2005 Omnibus Incentive Compensation Plan

Ladies and Gentlemen:

We have acted as counsel to Mirant Corporation, a Delaware corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 18,575,851 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), which may be issued by the Company upon the grant or exercise of awards pursuant to the Mirant Corporation 2005 Omnibus Incentive Compensation Plan (the “Incentive Plan”).  This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of the Commission’s Regulation S-K.

We have examined the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated By-Laws of the Company, records of proceedings of the Board of Directors of the Company and the Compensation Committee thereof deemed by us to be relevant to this opinion letter, the Amended and Restated Second Amended Joint Chapter 11 Plan of Reorganization of Mirant Corporation and its Affiliated Debtors as confirmed by the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division, on December 9, 2005, the Order of such United States Bankruptcy Court dated December 9, 2005 confirming such Plan of Reorganization, the Incentive Plan and the Registration Statement.  We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion hereinafter set forth.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth.  Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Incentive Plan, and we do not express any opinion herein concerning any other laws.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent.  The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated.  Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

Based upon the foregoing, it is our opinion that the Shares are duly authorized and, when issued by the Company in accordance with the terms of the Incentive Plan, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:	/s/ M. Hill Jeffries
M. Hill Jeffries, Partner

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